Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K
                                POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of WCT FUNDS and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                  TITLE                                        DATE



/s/John F. Donahue          Chairman and Trustee              October 1, 1997
--------------------------
John F. Donahue               (Chief Executive Officer)



/s/Edward C. Gonzales       President and Treasurer           October 1, 1997
--------------------------
Edward C. Gonzales               and Trustee
                                 (Principal Financial and
                                Accounting Officer)



/s/Thomas G. Bigley         Trustee                           October 1, 1997
Thomas G. Bigley



/s/John T. Conroy, Jr.      Trustee                           October 1, 1997
--------------------------
John T. Conroy, Jr.

SIGNATURES                  TITLE                                        DATE



/s/William J. Copeland      Trustee                           October 1, 1997
William J. Copeland



/s/James E. Dowd            Trustee                           October 1, 1997
James E. Dowd



/s/Lawrence D. Ellis, M.D.  Trustee                           October 1, 1997
--------------------------
Lawrence D. Ellis, M.D.



/s/Edward L. Flaherty, Jr.  Trustee                           October 1, 1997
--------------------------
Edward L. Flaherty, Jr.



/s/Peter E. Madden          Trustee                           October 1, 1997
Peter E. Madden



/s/Gregor F. Meyer          Trustee                           October 1, 1997
Gregor F. Meyer



/s/John E. Murray, Jr.      Trustee                           October 1, 1997
--------------------------
John E. Murray, Jr.



/s/Wesley W. Posvar         Trustee                           October 1, 1997
Wesley W. Posvar



/s/Marjorie P. Smuts        Trustee                           October 1, 1997
Marjorie P. Smuts




Sworn to and subscribed before me this 1st day of October, 1997




/s/Marie M. Hamm